EXHIBIT 99.2

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income
(unaudited)
(in millions, except per share data)

	Year Ended December 31, 2003				Year Ended December 31, 2002
				Adjusted				Adjusted
	GAAP(a)	Adjustments		Non-GAAP	GAAP(a)	Adjustments		Non-GAAP
Operating revenues	$15,812	$—		$15,812	$14,955	$—		$14,955
Operating expenses
Purchased power	3,841	—		3,841	3,535	—		3,535
Fuel	2,534	—		2,534	1,727	—		1,727
Impairment of Boston Generating	945	(945)	(b)	—	—	—		—
Operating and maintenance	4,587	(350)	(c),(d),(e),(f)	4,237	4,345	(10)	(j)	4,335
Depreciation and amortization	1,126	—		1,126	1,340	—		1,340
Taxes other than income	581	74	(g)	655	709	—		709

Total operating expenses	13,614	(1,221)		12,393	11,656	(10)		11,646

Operating income	2,198	1,221		3,419	3,299	10		3,309
Other income and deductions
Interest expense	(881)	—		(881)	(966)	—		(966)
Distributions on preferred securities of subsidiaries	(39)	—		(39)	(45)	—		(45)
Equity in earnings of unconsolidated affiliates	33	4	(d)	37	80	—		80
Other, net	(187)	276	(c),(f),(h)	89	300	(198)	(k)	102

Total other income and deductions	(1,074)	280		(794)	(631)	(198)		(829)

Income before income taxes and cumulative effect of changes in accounting principles	1,124	1,501		2,625	2,668	(188)		2,480
Income taxes	331	580		911	998	(84)		914

Income before cumulative effect of changes in accounting principles	793	921		1,714	1,670	(104)		1,566
Cumulative effect of changes in accounting principles, net of income taxes	112	(112)	(i)	—	(230)	230	(l)	—

Net income	$905	$809		$1,714	$1,440	$126		$1,566

Earnings per average common share Basic:
Income before cumulative effect of changes in accounting principles	$2.44	$2.82		$5.26	$5.18	$(0.32)		$4.86
Cumulative effect of changes in accounting principles, net of income taxes	0.34	(0.34)		—	(0.71)	0.71		—

Net income	$2.78	$2.48		$5.26	$4.47	$0.39		$4.86

Diluted:
Income before cumulative effect of changes in accounting principles	$2.41	$2.81		$5.22	$5.15	$(0.32)		$4.83
Cumulative effect of changes in accounting principles, net of income taxes	0.34	(0.34)		—	(0.71)	0.71		—

Net income	$2.75	$2.47		$5.22	$4.44	$0.39		$4.83

Average common shares outstanding
Basic	326			326	322			322
Diluted	329			329	325			325
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Boston Generating impairment		$(1.74)				$—
Charges associated with Exelon’s investment in Sithe Energies, Inc.		(0.55)				—
Severance		(0.49)				—
Cumulative effect of adopting SFAS No. 143		0.34				—
Property tax accrual reductions		0.14				—
Enterprises’ Services goodwill impairment		(0.06)				—
Enterprises’ impairments due to anticipated sale		(0.06)				—
March 3 ComEd Settlement Agreement		(0.05)				—
Cumulative effect of adopting SFAS No. 141 and SFAS No.142		—				(0.71)
Gain on sale of investment in AT&T Wireless		—				0.36
Employee severance costs		—				(0.04)

Total adjustments		$(2.47)				$(0.39)

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment for the Boston Generating impairment recorded during the third quarter of 2003.

(c)	Adjustment for the March 3 ComEd Settlement Agreement.

(d)	Adjustment for Exelon Way severance and severance-related costs recorded during the third and fourth quarters of 2003.

(e)	Adjustment for Enterprises’ goodwill impairment charge at Exelon Services Inc. (Services) recorded during the fourth quarter of 2003.

(f)	Adjustments for Enterprises’ impairment charges due to anticipated sales recorded during 2003, including long-lived and other asset impairments at Services, impairment of assets associated with a communications investment, and an impairment of an equity method investment held by Exelon Thermal Holdings, Inc.

(g)	Adjustment for the reduction of property tax accruals at PECO and Generation recorded during the third quarter of 2003.

(h)	Adjustment for impairments and other charges recorded during 2003 associated with Generation’s investment in Sithe Energies, Inc.

(i)	Adjustment for the cumulative effect of adopting SFAS No. 143.

(j)	Adjustment for severance costs of $10 million pre-tax primarily related to executive severance. Not all of the severance expense was tax deductible.

(k)	Adjustment for the sale of investment in AT&T Wireless.

(l)	Adjustment for the cumulative effect of adopting SFAS No. 141 and SFAS No. 142 reflecting the impairment of Exelon Enterprises’ goodwill and the benefit of AmerGen’s negative goodwill.